UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  June 20, 2013

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Broadway, 6th Floor

Cambridge, MA 02139

 (Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)

On June 20, 2013 (the “Effective Date”), the Board of Directors (the “Board”) of Radius Health, Inc. (the “Company”) approved, based on the recommendation of the Compensation Committee of the Board and consistent with the amounts received by other existing non-employee directors who are compensated in cash, the following cash compensation payable to Owen Hughes, who, as previously disclosed by the Company in its Current Report on Form 8-K filed on April 25, 2013, was elected as a member of the Board on April 23, 2013: (i) payment of an annual retainer of $7,500 for his service as a director of the Company; (ii) payment of $1,500 for each meeting of the Board that he attends in person; and (iii) reimbursement for expenses he incurs in connection with his service as a director of the Company, subject to the Company’s reimbursement policies.

(e)

On the Effective Date, the Board adopted a 2013 Employee Bonus Plan (the “Bonus Plan”) to encourage certain employees of the Company, including the Company’s executive officers, to focus their attention and efforts on the financial and operational goals of the Company, with the purpose of compensating such employees at the time of, and in connection with, the sale of the Company to a third party.  The Bonus Plan provides that upon the consummation of an Event of Sale (as defined in the Company’s certificate of incorporation), each participating employee under the Bonus Plan who is employed by the Company at such time or was terminated without cause, died or was terminated due to disability within three months prior to such Event of Sale will receive a bonus payment from the Company equal to his or her pro rata portion of a bonus pool amount (the “Bonus Pool”) equal to 6.5% of the total amount otherwise payable to all holders of shares of capital stock of the Company in connection with such Event of Sale.  The pro rata portion of the Bonus Pool payable to each participating employee is generally based on such employee’s percentage of all shares of the Company’s common stock and securities convertible into shares of the Company’s common stock (other than preferred stock) held by all participating employees.  Payments made to any participating employee under the Bonus Plan will be made after deducting the aggregate value of all proceeds otherwise legally available for distribution to such employee as a result of the Event of Sale in respect of any shares of the Company’s common stock or securities convertible into shares of the Company’s common stock held by such employee at the time of the Event of Sale.

The preceding description of the Bonus Plan is qualified in its entirety by reference to the full text of the Bonus Plan, which is filed as an Exhibit to this Current Report on Form 8-K.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits

See the Exhibit Index, which immediately follows the signature page hereof and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2013
Radius Health, Inc.

	By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Radius Health, Inc. 2013 Employee Bonus Plan